Exhibit 99.1

Dendrite Reports Fourth Quarter Results

•              GAAP EPS of $0.20 up 47% from prior year

•              Adjusted EPS of $0.22 up 14% from prior year

•              Adjusted Operating Margin climbs to 15.0% of sales; GAAP Operating Margin at 13.7%

Bedminster, N.J.,  February 3, 2005  - Dendrite International, Inc. (NASDAQ: DRTE) today announced another quarter of solid earnings growth, reporting fourth quarter 2004 GAAP diluted earnings of $0.20 per share, up 47% compared to GAAP diluted earnings of $0.14 per share for the fourth quarter of 2003.

Excluding approximately $1.4 million of non-cash amortization expense pertaining to acquisition-related intangible assets, fourth quarter 2004 adjusted earnings were $0.22 per diluted share, an improvement of 14% from an adjusted $0.20 per diluted share reported in the same period of the prior year.

FOURTH QUARTER RESULTS

Revenues for the quarter were $104.8 million, an increase of 6% from the same period of the prior year.

Marketing support revenues of $27.4 million were up 32% versus the same period of the prior year.  This strong performance was driven by interactive marketing services, which both domestically and internationally were at their highest levels since the Company’s acquisition of Synavant in the second quarter of 2003.  The Company indicated that these record results were attributable not only to revenue contributions from its 2004 acquisitions, but also to strong organic growth.

Revenues related to SFA licenses were a strong $3.2 million, growing 11% year over year.  However, this performance was not matched in sales support services, resulting in a decline in total sales support revenues which at $71.9 million were

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

February 3, 2005

down 4% versus  the same period of the prior year.  International sales support revenues continued to show healthy growth, driven by implementations relating to a large multi-country global agreement secured in the third quarter, as well as recurring service revenues generated from additional wins earlier in the year.

However, these results were offset by services revenue softness among some of the Company’s larger domestic customers.  Similar to the previous quarter, year over year comparisons were challenging due to one-time roll-outs in the second half of 2003 that the Company has previously discussed. This effect was compounded by a spending hiatus from some of the Company’s larger clients, as issues surrounding various pharmaceutical products and a general uncertainty in the pharmaceutical space resulted in lower than expected spending in the fourth quarter by selected customers.

As a percentage of revenues, both GAAP and adjusted operating margins improved approximately one percentage point sequentially.  GAAP operating margins grew from 12.6% in the third quarter to 13.7% in the fourth quarter.  Adjusted operating margins climbed to 15.0% in the fourth quarter versus 13.8% in the third quarter.  Adjusted operating margins for the quarter exclude approximately $1.4 million of non-cash amortization expense pertaining to acquisition-related intangible assets.  Additional detail on acquisition-related intangible asset amortization expense can be found on table 7 of the accompanying financial tables.

“The Company has remained very focused on achieving operating margin expansion and we believe our results this year are solid evidence of our commitment to reach our goal of 20% adjusted operating margins,” stated Senior VP and CFO Kathy Donovan.  “In each quarter of 2004, our adjusted operating margin has climbed at least 100 basis points sequentially, growing from 11.0% in the first quarter to a solid 15.0% in the fourth quarter.”

A reconciliation of adjusted actual results to GAAP amounts can be found on the preliminary, unaudited financial tables attached to this press release.

The Company also noted that its 2004 effective tax rate was reduced from previous estimates of 38.5% to 37.9%.  The Company recorded a full year adjustment to the tax provision in the fourth quarter, thereby resulting in an effective fourth quarter 2004 tax rate of 36.5%.  The reduction in the tax rate had less than a one cent impact to earnings per share and therefore did not change the overall EPS reported for the quarter or full year.  This change in the estimated tax rate was driven largely by the Company’s strong performance internationally, particularly in Europe, where an increase in overall fourth quarter profits as well as a more favorable distribution of profits among lower tax rate countries, resulted in a lower effective tax rate for the Company.

KEY OPERATING STATISTICS

Dendrite added almost $18 million to its cash balance, ending the fourth quarter of 2004 with $64.0 million in cash and cash equivalents.  Cash from operations continued to be strong, with the Company reporting $18.7 million of cash from operations in the fourth quarter, including approximately $1.0 million of payments related to acquisition liabilities.   As the result of solid working capital management and earnings growth, for the full year 2004, Dendrite generated an impressive $55.5 million of cash from operations, including approximately $6.6 million of payments related to acquisition liabilities.  Accounts receivable days sales outstanding (DSO) improved to 62 days, down one day from the prior quarter and in line with the Company’s current target range of 60-63 days.

RECENT HIGHLIGHTS

Dendrite reported success in many aspects of its business. Highlights included:

•      Adding over 1,200 US-based WebForceTM seats for a major global pharmaceutical company.

•      Migrating over 1,300 Pan-European, field-based users to Dendrite’s WebForceTM sales force effectiveness suite as part of the multi-country global deal signed in the third quarter. This global pharmaceutical company will also be adding Dendrite’s First Source Sales SupportTM solutions in 24 countries to help maintain a consistent and productive sales effort.

•      Adding or migrating over 1,200 additional new and existing users in Europe, Latin America and the Far East.

•      Signing a five-year renewal to provide Siebel support services to approximately 5,000 field-based users of a major US pharmaceutical company, including the win of an additional 400 new users from a competitor.

•      Signing a one-year renewal agreement for Siebel support services to provide Help Desk and hardware services for a leading pharmaceutical company of over 6,000 field-based users in the US.

•      Entering into an 11 country deal to provide market research to Eastern and Central Europe through Dendrite’s First Source Customer InsightTM solution.

•      Acquiring BuzzeoPDMA, Inc. in January 2005 to help address the growing need for regulatory compliance in Life Sciences.

OUTLOOK

The Company provided some insight into its expectations for 2005 indicating that it was targeting low double digit revenue growth, excluding any 2005 acquisitions, and adjusted EPS growth of more than 25% versus prior year.

In addition, the Company also provided its customary six-month rolling outlook. “We currently believe that the combined revenue for the first half of 2005 will be in the range of approximately $216-$222 million, including revenues from our recent acquisition of BuzzeoPDMA,” said Ms. Donovan.  “Based on achieving this targeted revenue, we would anticipate delivering GAAP earnings in the range of $0.38 to $0.40 per diluted share over the next six months.  Excluding approximately $0.02 of projected non-cash amortization expense pertaining to acquisition-related intangible assets, we would expect adjusted earnings to be in the range of $0.40 to $0.42 per diluted share for that same period.”

Dendrite added that its full year targets exclude revenue related to the January 2005 acquisition of BuzzeoPDMA, Inc. and any impact of stock option expense.  The Company will be required to begin expensing stock options as compensation costs in the second half of the year.  Currently, the Company discloses the effect on net income and earnings per share related to the expensing of options as a note to its consolidated financial statements.  The Company will provide an estimated impact of this change in accounting principle on earnings per share guidance later in the year.

This outlook is based on our current expectations and assumptions and constitutes “forward-looking information.”  The Company can give no assurance that such expectations and assumptions will prove to be correct.  The Company does not intend to update such outlook to reflect actual results or changes in expectations or assumptions during the period other than in connection with regularly scheduled earnings releases.

Additionally, at such time in the future as the Company may provide additional revenue, earnings and other outlook information (including any subsequent rolling 6-month outlook provided as part of its quarterly sales and earnings releases), then prior revenues, earnings or other related outlook (including any prior rolling 6-month outlook) is to be thereby modified and should no longer be considered current.

To participate in Dendrite’s earnings call web cast on February 3, 2005 at 5 p.m. EST, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com.

ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients . For more information, visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; acquisitions, including the success of the acquisition of Synavant and other acquisitions and the risks associated with the integration of acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements.

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(PRELIMINARY AND UNAUDITED)

	Three Months Ended December 31,					Year Ended December 31,
	2004	%	2003	%	Change	2004	%	2003	%	Change
Revenues:

Services & Technology:
Sales support	$71,871	68.6%	$75,007	75.8%	-4%	$286,544	71.8%	$262,730	81.8%	9%
Marketing support	27,445	26.2%	20,729	20.9%	32%	95,292	23.9%	51,009	15.9%	87%

Shipping	5,482	5.2%	3,271	3.3%	68%	17,361	4.3%	7,368	2.3%	136%
Total revenues	104,798	100.0%	99,007	100.0%	6%	399,197	100.0%	321,107	100.0%	24%

Operating Costs & Expenses:
Operating costs (including shipping)	54,089	51.6%	51,648	52.2%	5%	205,896	51.6%	162,481	50.6%	27%
Selling, general and administrative	33,093	31.6%	33,321	33.7%	-1%	132,016	33.1%	107,862	33.6%	22%
Research and development	1,899	1.8%	2,858	2.9%	-34%	9,316	2.3%	11,633	3.6%	-20%
Amortization of acquired intangible assets	1,384	1.3%	2,140	2.2%	-35%	4,851	1.2%	4,308	1.3%	13%
Other operating (income)	—	0.0%	—	0.0%	0%	(707)	-0.2%	—	0.0%	NM
Total operating costs & expenses	90,465	86.3%	89,967	90.9%	1%	351,372	88.0%	286,284	89.2%	23%

Operating income	14,333	13.7%	9,040	9.1%	59%	47,825	12.0%	34,823	10.8%	37%

Interest (income), net	(75)	-0.1%	(119)	-0.1%	-37%	(64)	0.0%	(731)	-0.2%	-91%
Other expense (income), net	528	0.5%	(581)	-0.6%	-191%	277	0.1%	(560)	-0.2%	-149%

Income before income taxes	13,880	13.2%	9,740	9.8%	43%	47,612	11.9%	36,114	11.2%	32%

Income taxes	5,060	4.8%	3,896	3.9%	30%	18,047	4.5%	15,054	4.7%	20%

Net income	$8,820	8.4%	$5,844	5.9%	51%	$29,565	7.4%	$21,060	6.6%	40%

Net income per share:
Basic	$0.21		$0.14		46%	$0.71		$0.52		36%
Diluted	$0.20		$0.14		47%	$0.69		$0.51		35%

Shares used in computing net income per share:
Basic	42,001		40,680			41,503		40,340
Diluted	43,469		42,385			43,075		41,415

NM - Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(PRELIMINARY AND UNAUDITED)

	Three Months Ended December 31, (1)					Year Ended December 31, (2)
	2004	%	2003	%	Change	2004	%	2003	%	Change

Revenues:

Services & Technology:
Sales support	$71,871	68.6%	$75,007	75.8%	-4%	$286,544	71.8%	$262,730	81.8%	9%
Marketing support	27,445	26.2%	20,729	20.9%	32%	95,292	23.9%	51,009	15.9%	87%

Shipping	5,482	5.2%	3,271	3.3%	68%	17,361	4.3%	7,368	2.3%	136%
Total revenues	104,798	100.0%	99,007	100.0%	6%	399,197	100.0%	321,107	100.0%	24%

Operating Costs & Expenses:
Operating costs (including shipping)	54,089	51.6%	51,648	52.2%	5%	205,896	51.6%	162,481	50.6%	27%
Selling, general and administrative	33,093	31.6%	31,338	31.7%	6%	132,016	33.1%	104,560	32.6%	26%
Research and development	1,899	1.8%	2,858	2.9%	-34%	9,316	2.3%	11,633	3.6%	-20%
Other operating (income)	—	0.0%	—	0.0%	0%	(707)	-0.2%	—	0.0%	NM
Total operating costs & expenses	89,081	85.0%	85,844	86.7%	4%	346,521	86.8%	278,674	86.8%	24%

Operating income	15,717	15.0%	13,163	13.3%	19%	52,676	13.2%	42,433	13.2%	24%

Interest (income), net	(75)	-0.1%	(119)	-0.1%	-37%	(64)	0.0%	(731)	-0.2%	-91%
Other expense (income), net	528	0.5%	(581)	-0.6%	-191%	277	0.1%	(560)	-0.2%	-149%

Income before income taxes	15,264	14.6%	13,863	14.0%	10%	52,463	13.1%	43,724	13.6%	20%

Income taxes	5,564	5.3%	5,545	5.6%	0%	19,886	5.0%	17,490	5.4%	14%

Net income	$9,700	9.3%	$8,318	8.4%	17%	$32,577	8.2%	$26,234	8.2%	24%

Net income per share:
Basic	$0.23		$0.20		13%	$0.78		$0.65		21%
Diluted	$0.22		$0.20		14%	$0.76		$0.63		19%

Shares used in computing net income per share:
Basic	42,001		40,680			41,503		40,340
Diluted	43,469		42,385			43,075		41,415

Note:      The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)           See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended December 31, 2004 and 2003.

(2)           See Table 4 for the Statement of Operations reconciliation from GAAP to non-GAAP for the year ended December 31, 2004 and 2003.

NM         - Not meaningful.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(PRELIMINARY AND UNAUDITED)

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
	Total Adjusted	Amortization (1)	GAAP	Total Adjusted	Amortization (1)	Other Charges (2)	GAAP

Revenues:

Services & Technology:
Sales support	$71,871	—	$71,871	$75,007	—	—	$75,007
Marketing support	27,445	—	27,445	20,729	—	—	20,729

Shipping	5,482	—	5,482	3,271	—	—	3,271
Total revenues	104,798	—	104,798	99,007	—	—	99,007

Operating Costs & Expenses:
Operating costs (including shipping)	54,089	—	54,089	51,648	—	—	51,648
Selling, general and administrative	33,093		33,093	31,338	—	1,983	33,321
Research and development	1,899	—	1,899	2,858	—	—	2,858
Amortization of acquired intangible assets	—	1,384	1,384	—	2,140	—	2,140
Total operating costs & expenses	89,081	1,384	90,465	85,844	2,140	1,983	89,967

Operating income	15,717	(1,384)	14,333	13,163	(2,140)	(1,983)	9,040

Interest (income), net	(75)	—	(75)	(119)	—	—	(119)
Other expense (income), net	528	—	528	(581)	—	—	(581)

Income before income taxes	15,264	(1,384)	13,880	13,863	(2,140)	(1,983)	9,740

Income taxes	5,564	504	5,060	5,545	856	793	3,896

Net income	$9,700	$(880)	$8,820	$8,318	$(1,284)	$(1,190)	$5,844

Net income per share:
Basic	$0.23	$(0.02)	$0.21	$0.20	$(0.03)	$(0.03)	$0.14
Diluted	$0.22	$(0.02)	$0.20	$0.20	$(0.03)	$(0.03)	$0.14

Shares used in computing net income (loss) per share:
Basic	42,001	42,001	42,001	40,680	40,680	40,680	40,680
Diluted	43,469	43,469	43,469	42,385	42,385	42,385	42,385

(1)           Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)           Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(PRELIMINARY AND UNAUDITED)

	Year Ended December 31, 2004			Year Ended December 31, 2003
	Total Adjusted	Amortization (1)	GAAP	Total Adjusted	Amortization (1)	Other Charges (2)	GAAP

Revenues:

Services & Technology:
Sales support	$286,544	—	$286,544	$262,730	—	—	$262,730
Marketing support	95,292	—	95,292	51,009	—	—	51,009

Shipping	17,361	—	17,361	7,368	—	—	7,368
Total revenues	399,197	—	399,197	321,107	—	—	321,107

Operating Costs & Expenses:
Operating costs (including shipping)	205,896	—	205,896	162,481	—	—	162,481
Selling, general and administrative	132,016	—	132,016	104,560	—	3,302	107,862
Research and development	9,316	—	9,316	11,633	—	—	11,633
Amortization of acquired intangible assets	—	4,851	4,851	—	4,308	—	4,308
Other operating (income)	(707)	—	(707)	—	—	—	—
Total operating costs & expenses	346,521	4,851	351,372	278,674	4,308	3,302	286,284

Operating income	52,676	(4,851)	47,825	42,433	(4,308)	(3,302)	34,823

Interest (income), net	(64)	—	(64)	(731)	—	—	(731)
Other expense (income), net	277	—	277	(560)	—	—	(560)

Income before income taxes	52,463	(4,851)	47,612	43,724	(4,308)	(3,302)	36,114

Income taxes	19,886	1,839	18,047	17,490	1,723	713	15,054

Net income	$32,577	$(3,012)	$29,565	$26,234	$(2,585)	$(2,589)	$21,060

Net income per share:
Basic (3)	$0.78	$(0.07)	$0.71	$0.65	$(0.06)	$(0.06)	$0.52
Diluted	$0.76	$(0.07)	$0.69	$0.63	$(0.06)	$(0.06)	$0.51

Shares used in computing net income (loss) per share:
Basic	41,503	41,503	41,503	40,340	40,340	40,340	40,340
Diluted	43,075	43,075	43,075	41,415	41,415	41,415	41,415

(1)           Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)           Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs. Income taxes were adjusted $608 due to a foreign tax valuation adjustment in connection with the integration of Synavant.

(3)           EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(PRELIMINARY AND UNAUDITED)

	December 31,
	2004	2003 (1)

Assets
Current Assets:
Cash and cash equivalents	$64,020	$30,405
Accounts receivable, net	71,653	71,383
Prepaid expenses and other current assets	6,935	6,427
Deferred taxes	5,029	8,844
Facility held for sale	—	6,900
Total current assets	147,637	123,959

Property and equipment, net of accumulated amortization of $56,499 and $43,946	45,283	28,140
Other assets	7,922	4,060
Long-term receivable	—	3,157
Goodwill	80,963	70,403
Intangible assets, net	19,876	18,574
Purchased capitalized software, net	1,056	1,666
Capitalized software development costs, net	9,170	6,126
Deferred taxes	9,873	6,372
	$321,780	$262,457

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$8,171	$4,990
Income taxes payable	12,013	6,194
Capital lease obligations	1,689	1,033
Accrued compensation and benefits	16,058	16,104
Accrued professional and consulting fees	7,413	7,842
Other accrued expenses	19,284	21,038
Purchase accounting restructuring accrual	3,407	3,203
Deferred revenues	13,347	16,379
Total current liabilities	81,382	76,783

Capital lease obligations	3,036	187
Purchase accounting restructuring accrual	3,736	8,627
Deferred rent	2,070	369
Other non-current liabilities	3,967	356

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 44,913,584 and 43,013,428 shares issued; 42,374,836 and 40,790,728 shares outstanding at December 31, 2004 and December 31, 2003, respectively	125,170	100,448
Retained earnings	127,501	97,936
Deferred compensation	(123)	(56)
Accumulated other comprehensive loss	1,306	(1,317)
Less treasury stock, at cost	(26,265)	(20,876)
Total stockholders’ equity	227,589	176,135

	$321,780	$262,457

(1)           Amounts reflect reclassifications to conform to current year presentation.

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(PRELIMINARY AND UNAUDITED)

	Year Ended December 31,
	2004	2003
Operating activities:
Net income	$29,565	$21,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,589	21,717
Asset impairment	—	—
Amortization of deferred compensation, net of forfeitures	201	(30)
Deferred income tax expense	2,695	608
Other adjustments for non-cash items	1,031	—
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	7,472	6,105
Decrease (increase) in prepaid expenses and other current assets	585	(1,090)
Decrease in other assets	522	32
Decrease in accounts payable and accrued expenses	(7,420)	(20,775)
Decrease in purchase accounting restructuring accrual	(6,612)	(10,883)
Increase in income taxes payable	8,522	3,320
Decrease in accrued restructuring charge	—	(260)
Decrease in deferred revenue	(4,076)	(2,161)
Increase (decrease) in other non-current liabilities	1,451	(279)
Net cash provided by operating activities	55,525	17,364

Investing activities:
Sales of short-term investments	—	1,294
Proceeds from sale-leaseback of furniture and equipment	2,162	—
Acquisitions, net of cash acquired	(8,375)	(53,458)
Purchases of property and equipment	(19,881)	(6,350)
Additions to capitalized software development costs	(5,886)	(3,182)
Other, net	—	400
Net cash used in investing activities	(31,980)	(61,296)

Financing activities:
Borrowings from line of credit	—	8,000
Repayments of line of credit	—	(8,000)
Repayments of long-term debt	(3,344)	—
Repayments of acquired loan	(624)	—
Payments on capital lease obligations	(1,147)	(999)
Issuance of common stock	13,363	6,235
Net cash provided by financing activities	8,248	5,236

Effect of foreign exchange rate changes on cash	1,822	793

Net increase (decrease) in cash and cash equivalents	33,615	(37,903)
Cash and cash equivalents, beginning of period	30,405	68,308
Cash and cash equivalents, end of period	$64,020	$30,405

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(IN THOUSANDS)

(PRELIMINARY AND UNAUDITED)

	2004 Actuals					Full Year Projections* (b)
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2004	2005	2006	2007	2008	Thereafter

Synavant Intangible Detail
Covenants not to compete	$263	$263	$263	$263	$1,052	$481	$—	$—	$—	$—
Backlog (a)	129	129	129	129	516	87	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	1,159
Customer relationships	112	112	112	112	448	446	446	446	446	3,328

Synavant Amortization Total	569	569	569	569	2,276	1,274	706	706	706	4,487

PharmaVision Amortization (c)	76	86	72	78	312	344	265	—	—	—

Schwarzeck Amortization (c)	—	—	—	153	153	307	307	154	—	—
SAI Amortization	322	322	322	322	1,288	610	446	—	—	—
UTO Brain Amortization (c)	60	58	60	71	249	191	191	191	190	1,048
MDM Amortization	—	191	191	191	573	749	704	279	93	232
Buzzeo Amortization	N/A	N/A	N/A	N/A	N/A	TBD	TBD	TBD	TBD	TBD

Total Amortization Expense	$1,027	$1,226	$1,214	$1,384	$4,851	$3,475	$2,619	$1,330	$989	$5,767

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is calculated on a straight-line basis.

(c) Amortization expense will fluctuate based upon movements in foreign currency.

* See “forward-looking” statement included as part of this release.  It does not reflect or assume any additional acquisitions.